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                                                                    Exhibit 99.1




                        CONSENT OF SALOMON BROTHERS INC


        We hereby consent to the use of our name and the description of our opinion, dated October 15, 1997, referred to under the heading "THE REORGANIZATION-Opinion of Salomon Brothers Inc" in and to the inclusion of such opinion letter as Annex B to the Prospectus, dated July 17, 1998, contained in the Registration Statement on Form S-1 of The MIIX Group, Incorporated. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.




                                                SALOMON BROTHERS INC



                                                By:  Mario P. Torsiello
                                                   --------------------------
                                                  Name:  Mario P. Torsiello
                                                  Title: Managing Director


July 16, 1998
New York, New York